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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

                          LaRoche International Inc.,
                             a Delaware corporation

                            LaRoche Overseas Inc.,
                             a Delaware corporation

                             LaRoche Fortier Inc.,
                             a Delaware corporation

                         LaRoche Filter Systems Inc.,
                            a Delaware corporation

                           LaRoche Air Systems, Inc.,
                             a Delaware corporation

                           LaRoche Chemicals FSC Inc.
                             a Delaware corporation

                                LCI Stone Inc.,
                             A Delaware corporation

                              LII Europe S.A.R.L.,
                    a French limited liability corporation

                       LII Management Services S.A.S.,
                              a French corporation